As filed with the Securities and Exchange Commission on March 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coherus BioSciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2836	27-3615821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(650) 649-3530

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dennis M. Lanfear

President and Chief Executive Officer

Coherus BioSciences, Inc.

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(650) 649-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2000 Facsimile: (650) 752-2111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-202936

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $.0001 par value	$22,999,980	$2,673

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-202936), is hereby registered. Includes the offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.
(2)	Based on the public offering price.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Coherus BioSciences, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-202936), which was declared effective by the Securities and Exchange Commission on March 31, 2015, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on March 31, 2015.

COHERUS BIOSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Dennis M. Lanfear
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Dennis M. Lanfear Dennis M. Lanfear	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 31, 2015

	/s/ Jean-Frédéric Viret, Ph.D. Jean-Frédéric Viret, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2015

	* James I. Healy, M.D., Ph.D.	Director	March 31, 2015

	* V. Bryan Lawlis, Ph.D.	Director	March 31, 2015

	* Christos Richards	Director	March 31, 2015

	* Ali J. Satvat	Director	March 31, 2015

	* August J. Troendle, M.D.	Director	March 31, 2015

	* Mats Wahström	Director	March 31, 2015

	* Mary T. Szela	Director	March 31, 2015

*By:	/s/ Dennis M. Lanfear		March 31, 2015
Dennis M. Lanfear
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-202936), originally filed with the Securities and Exchange Commission on March 23, 2015 and incorporated by reference herein)